                                                                    Exhibit 99.1

INVESTOR RELATIONS:
Erica Abrams or Vanessa Lehr
The Blueshirt Group
(415) 217-7722
erica@blueshirtgroup.com
vanessa@blueshirtgroup.com


     OPLINK REPORTS REVENUE GROWTH AND ACHIEVES EPS OF $0.00 FOR THE FOURTH
                             QUARTER OF FISCAL 2004

SAN JOSE, CALIF., July 29, 2004 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading Photonic Foundry and provider of optical networking components, today reported financial results for the fourth quarter and fiscal year ended June 30, 2004.

For the fourth quarter of fiscal 2004, Oplink reported revenues of $9.7 million, which represent an increase of 61% over revenues of $6.0 million in the fourth quarter of fiscal 2003 and an increase of 5% over revenues of $9.2 million in the third quarter of fiscal 2004. The Company reported a net loss of $623,000, or breakeven per share, for the fourth quarter of fiscal 2004, as compared to a net loss of $10.7 million, or $0.07 per share, for the fourth quarter of fiscal 2003, and a net loss of $1.5 million, or $0.01 per share, for the third quarter of fiscal 2004.

For the fiscal year ended June 30, 2004, Oplink reported revenues of $34.3 million and a net loss of $6.4 million, or $0.04 per share. This compares to revenues of $22.7 million and a net loss of $36.8 million, or $0.23 per share, reported for the fiscal year ended June 30, 2003.

At June 30, 2004, Oplink had $190.4 million in cash, cash equivalents and short and long-term investments, which is an increase of approximately $500,000 from the balance at the end of the third quarter of fiscal 2004.

"This was another good quarter of financial performance where we achieved breakeven on an EPS basis and continued to report revenue growth," commented Joe Liu, president and CEO of Oplink. "We had good sales activity with some of our larger customers, including Nortel and Tellabs and continue to win design opportunities with other major customers. We are seeing a slow improvement in the market for telecommunications spending, and are optimistic that we are positioned to capitalize on future market opportunities."

"In the coming quarter, we expect to be able to post increased revenue over the fourth quarter of fiscal 2004. We believe that our Photonic Foundry strategy is resonating well with customers and we continue to seek out new technologies to accelerate our growth," concluded Liu.

The financial results for prior periods have been adjusted to reflect the Shanghai operation as part of continuing operations rather than as a discontinued operation. One year following the planned sale of its Shanghai operation and considering growth in the telecommunications market, Oplink has determined that this facility is more strategic to its operations than in prior periods. Therefore, Oplink has decided not to dispose of this facility and will return it to continuing operations.

The Company presents each of the fiscal quarters and fiscal year end as if it ended on the last day of each calendar quarter or twelve-month period, respectively. The Company operates and reports using interim fiscal quarters and twelve-month periods, which end on the Sunday closest to the end of each calendar quarter and twelve-month period. June 27, 2004 and June 29, 2003 represent the Sunday closest to the period ending June 30, 2004 and June 30, 2003, respectively.

CONFERENCE CALL INFORMATION

The Company will host a corresponding conference call and live Webcast at 2:00 p.m. Pacific Time on July 29, 2004. To access the conference call in the US or Canada, dial 800-366-7417. For all international calls, dial 303-262-2142. The webcast will be available live on the Investor Relations section of the Company's corporate website at http://investor.oplink.com. A replay of the Webcast will be available live on the Investor Relations section of the Company's corporate website at http://investor.oplink.com beginning approximately two hours after the completion of the call until the Company's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Time on July 29, 2004 until 11:59 p.m. Pacific Time on July 31, 2004, by dialing 800-405-2236 (303-590-3000 for callers outside the U.S. and Canada) and entering pass code 11002494.

ABOUT OPLINK

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components and subsystems. The Company offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains a full complement of optical-centric front-end design, application, and customer service functions at its headquarters in San Jose, California. The Company's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, Photonic Foundry services which incorporate its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

This news release contains forward-looking statements, including statements regarding Oplink's expected financial results in the quarter and fiscal year end, long-term market opportunities and ability to acquire and effectively integrate additional technologies, that involve risks and uncertainties which may cause Oplink's actual results to differ substantially from expectations. These risks include, but are not limited to, the potential widespread downturn in the overall economy in the United States and other parts of the world and the telecommunications industry, including reductions in telecommunication spending activity, possible reductions in customer orders, challenges to successfully integrate and realize anticipated benefits of acquisitions of businesses or technologies, our reliance upon third parties to supply our raw materials and equipment, intense competition in our target markets and potential pricing pressure that may arise from changing supply-demand conditions in the industry, the need to retain and motivate key personnel, risks associated with the protection of our, and possible infringement of others', intellectual property, and other risks detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our quarterly report filed on Form 10-Q for the quarter ended March 31, 2004.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

                                       ###
                               (TABLES TO FOLLOW)

--------------------------------------------------------------------------------
OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
--------------------------------------------------------------------------------

                                                              THREE MONTHS ENDED               YEARS ENDED
                                                                  JUNE 30,                       JUNE 30,
                                                         -----------------------------  ------------------------
                                                            2004             2003          2004          2003
                                                         (UNAUDITED)    (UNAUDITED)(2)  (UNAUDITED)     (1)(2)
                                                         -----------    --------------  -----------    ---------
Revenues                                                  $   9,689      $   6,001      $  34,328      $  22,743
Cost of revenues:
   Cost of revenues                                           5,973          4,846         22,736         23,080
   Non-cash compensation expense (recovery)                      17            238            177           (415)
                                                          ---------      ---------      ---------      ---------
      Total cost of revenues                                  5,990          5,084         22,913         22,665
                                                          ---------      ---------      ---------      ---------
Gross profit                                                  3,699            917         11,415             78
                                                          ---------      ---------      ---------      ---------
Operating expenses:

   Research and development                                   2,077          1,385          7,056          8,765
   Sales and marketing                                          767            717          3,329          4,235
   General and administrative                                 1,565          1,622          6,619          7,009
   Impairment charge                                           --            2,825           --            2,825
   Restructuring costs and other charges                        452          4,843            452         14,123
   Merger fees                                                 --             --             --            1,300
   In-process research and development                         --             --            1,565           --
   Non-cash compensation expense                                118            964          1,512          2,288
   Amortization of intangible and other assets                   45             15             56             78
                                                          ---------      ---------      ---------      ---------
      Total operating expenses                                5,024         12,371         20,589         40,623
                                                          ---------      ---------      ---------      ---------
Loss from operations                                         (1,325)       (11,454)        (9,174)       (40,545)
Interest and other income, net                                  739          1,050          2,665          4,016
(Loss) gain on sale of assets                                   (37)          (258)            68           (258)
                                                          ---------      ---------      ---------      ---------
Net loss                                                  $    (623)     $ (10,662)     $  (6,441)     $ (36,787)
                                                          =========      =========      =========      =========
Basic and diluted net loss per share                      $   (0.00)     $   (0.07)     $   (0.04)     $   (0.23)
                                                          =========      =========      =========      =========
Basic and diluted weighted average shares outstanding       147,257        149,602        145,479        158,782
                                                          =========      =========      =========      =========



(1) The Condensed Consolidated Statement of Operations for the Year Ended June 30, 2003 has been derived from audited financial statements at that date.

(2) The Condensed Consolidated Statements of Operations for the Quarter and Year Ended June 30, 2003 have been adjusted to reflect the Shanghai operation as part of continuing operations rather than as a discontinued operation.

--------------------------------------------------------------------------------
OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                         JUNE 30,     JUNE 30,
                                                           2004        2003
                                                        (UNAUDITED)   (1)(2)
                                                        -----------   --------
ASSETS
Current assets:
   Cash, cash equivalents                                $110,390     $121,498
   Short-term investments                                  24,849       66,605
   Accounts receivable, net                                 7,545        4,716
   Inventories                                              4,767        3,436
   Prepaid expenses and other current assets                2,814        2,355
                                                         --------     --------
       Total current assets                               150,365      198,610

Long-term investments                                      55,204         --
Property and equipment, net                                26,426       34,405
Intangible assets                                             507          120
Other assets                                                  401          608
                                                         --------     --------
       Total assets                                      $232,903     $233,743
                                                         --------     --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                      $  4,926     $  4,587
   Accrued liabilities and other current liabilities        8,171        8,885
                                                         --------     --------
       Total current liabilities                           13,097       13,472
Non-current liabilities                                       104        1,555
                                                         --------     --------
       Total liabilities                                   13,201       15,027
                                                         --------     --------
Stockholders' equity                                      219,702      218,716
                                                         --------     --------
       Total liabilities and stockholders' equity        $232,903     $233,743
                                                         ========     ========

(1) The June 30, 2003 consolidated balance sheet has been derived from audited financial statements at that date.

(2) The June 30, 2003 consolidated balance sheet has been adjusted to reflect the Shanghai operation as part of continuing operations rather than as a discontinued operation.

================================================================================
OPLINK COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
================================================================================

                                                                                          Years Ended
                                                                                           June 30,
                                                                                  2004                    2003
                                                                              (Unaudited)               (1) (2)
------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                     $  (6,441)              $ (36,787)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
       Non-cash restructuring costs and other charges                                   -                  10,715
       Impairment charge                                                                -                   2,825
       Depreciation and amortization                                                8,277                  12,036
       Non-cash compensation expense                                                1,689                   1,873
       Acquired in-process research and development                                 1,565                       -
       Other                                                                          323                    (770)
       Change in assets and liabilities                                            (5,958)                 (3,650)
                                                                              ------------            ------------
          Net cash used in operating activities                                      (545)                (13,758)
                                                                              ------------            ------------

Cash flows from investing activities:
   Purchases of investments, net of maturities                                    (13,804)                (60,899)
   Sales of assets, net of purchases                                                  283                     332
   Cash acquired in business combination, net of payments                             404                       -
                                                                              ------------            ------------
          Net cash used in investing activities                                   (13,117)                (60,567)
                                                                              ------------            ------------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                           4,019                   2,970
   Repayment of note receivable from stockholders                                      15                  11,407
   Repurchase of common stock                                                           -                 (33,287)
   Repayment of capital lease obligations                                          (1,480)                 (4,300)
                                                                              ------------            ------------
          Net cash provided by (used in) financing activities                       2,554                 (23,210)
                                                                              ------------            ------------

Net decrease in cash and cash equivalents                                         (11,108)                (97,535)

Cash and cash equivalents, beginning of year                                      121,498                 219,033
                                                                              ------------            ------------

Cash and cash equivalents, end of year                                          $ 110,390               $ 121,498
                                                                              ------------            ------------

      (1) The Condensed Consolidated Statement of Cash Flows for the Year Ended June 30, 2003 has been derived from audited financial statements at that date.

      (2) The Condensed Consolidated Statement of Cash Flows for the Year Ended June 30, 2003 has been adjusted to reflect the Shanghai operation as part of continuing operations rather than as a discontinued operation.